UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 23, 2012

BALL CORPORATION

(Exact name of Registrant as Specified in Charter)

Indiana	001-07349	35-0160610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, Colorado	80021-2510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (303) 469-3131

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

Ball Corporation’s (the “Company”) previously announced cash tender offer for any and all of its outstanding 6 5/8% senior notes due 2018 (the “2018 Notes”) expired at 9:00 a.m., New York City time, on March 23, 2012 (the “Expiration Time”). As of the Expiration Time, approximately $392.7 million aggregate principal amount of the 2018 Notes had been validly tendered and not validly withdrawn, representing approximately 87% of the outstanding 2018 Notes. The remaining 2018 Notes were called for redemption on March 12, 2012 and will be redeemed on April 11, 2012 pursuant to the redemption provisions contained in the indenture governing the 2018 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2012	BALL CORPORATION

	By:	/s/ Charles E. Baker
	Name:	Charles E. Baker
	Title:	Vice President, General Counsel and
Corporate Secretary